UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 1, 2010

Denmark Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	0-21554	39-1472124
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

103 East Main Street

PO Box 130

Denmark, WI 54208-0130

(Address of principal executive offices)(Zip Code)

920-863-2161

Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Appointment of Principal Officers

On December 28, 2009, the Board of Directors of Denmark State Bank ("DSB") appointed Jill S. Feiler as President effective January 1, 2010. DSB is the wholly owned subsidiary of Denmark Bancshares, Inc. ("DBI").

Ms. Feiler, age 40, joined DSB in 2006 as a Vice President. She is a graduate of the Graduate School of Banking and the University of Wisconsin Madison with a double major in Finance and Human Resource Management. For the past 3 years, Ms. Feiler served on DSB's executive management team, led the retail banking side of the business, played a key role in strategic initiatives and oversaw the operations of all Denmark bank facilities. Prior thereto she was a Vice President and Branch Manager for M&I Bank. Ms. Feiler brings 19 years of leadership and banking experience to her expanded role, where she will be responsible for the overall strategic direction of DSB.

Ms. Feiler also serves as Vice President and Secretary of DBI since April 2009. Ms. Feiler replaces Mr. John P. Olsen as President. Mr. Olsen, age 59, held the position of President from 2006 through 2009 and has held other positions with DSB since 1985. Mr. Olsen remains as a Director and CEO of DSB. Mr. Olsen also continues in his role as CEO and President of DBI and as President of Denmark Agricultural Credit Corporation, the agricultural lending subsidiary of DBI.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release dated January 4, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denmark Bancshares, Inc.
Date: January 4, 2010	/s/ Dennis J. Heim
Dennis J. Heim
Vice President and Treasurer,
Principal Financial and
Accounting Officer